EXHIBIT 5.1





CORPDAL:52067.3 22768-00001

                                  June 3, 1997


VTEL Corporation
108 Wild Basin Road
Austin, Texas 78746

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to VTEL Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on June 3, 1997, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,700,000 shares of the $.01 par value common stock (the "Common Stock") of the Corporation that may be offered through the exercise of stock options (the "Options") granted or that may be granted under the VTEL Corporation 1996 Stock Option Plan (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Corporation, as amended; (2) minutes and records of the corporate proceedings of the Corporation with respect to the establishment of the Plan, the reservation of 2,700,000 shares of Common Stock to be issued under the Plan and to which the Registration Statement relates, the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Corporation, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Corporation and upon documents, records and instruments furnished to us by the Corporation, without independent check or verification of their accuracy.

         Based upon our examination and consideration of, and reliance on, the documents and other matters described above, we are of the opinion that the Corporation presently has available

CORPDAL:8633.1  22768-00001

VTEL Corporation
June 3, 1997
Page 2


at least 2,700,000 shares of authorized but unissued shares of Common Stock and/or treasury shares of Common Stock. From these shares of Common Stock, the 2,700,000 shares of Common Stock proposed to be offered pursuant to the exercise of Options granted or to be sold through the Plan may be issued. Assuming that:
(i) any outstanding Options, if any, were duly granted, that the Options to be granted in the future are duly granted, and that the shares to be sold in the future through the Plan are all in accordance with the terms of the Plan, (ii) the shares of Common Stock to be issued in the future are duly issued in accordance with the terms of the Plan, (iii) the Corporation maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options granted under or purchased through the Plan, and (iv) the consideration for shares of Common Stock issued pursuant to the Plan and pursuant to such Options is actually received by the Corporation as provided in the Plan and exceeds the par value of such shares, then the shares of Common Stock issued in accordance with the terms of the Plan and issued pursuant to the exercise of the Options granted under or sold through and in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     JENKENS & GILCHRIST,
                                                     a Professional Corporation


                                                     By:/s/ L. Steven Leshin
                                                        ---------------------
                                                        L. Steven Leshin

CORPDAL:8633.1  22768-00001